Exhibit 4.1
CR
CONCHO RESOURCES INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
COMMON STOCK COMMON STOCK
SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 20605P 10 1
This Certifies that BY: COUNTERSIGNED is the owner of AMERICAN
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $0.001 PER SHARE, OF
CONCHO RESOURCES INC. transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered STOCK AND by the Registrar. (New TRANSFER REGISTERED:
TRANSFER
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. York,
NY) AUTHORIZED &
Dated: AGENT
TRUST
AND
COMPANY
SIGNATURE REGISTRAR SECRETARY CHAIRMAN AND CHIEF EXECUTIVE OFFICER
AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720 711 ARMSTRONG LANE PROOF OF JUNE 26, 2007 COLUMBIA, TENNESSEE 38401 CONCHO RESOURCES INC. (931) 388-3003 TSB 27370 FC SALES: P. SHEERIN 773-523-8171 Operator: Ron / ETHER 7 / LIVE JOBS / C / CONCHO 27370 FC Rev. 3
PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF
Colors Selected for Printing: Logo prints in PMS 567 AND PMS 414. Intaglio prints in SC-3 Dark Green.
COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

CONCHO RESOURCES INC.
The Corporation will furnish, without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of stock of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Please direct any such request to the Corporation or the Transfer Agent.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM – as tenants in common TEN ENT – as tenants by the entireties JT TEN– as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT– Custodian (Cust) (Minor)
under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used even though not in the above list.
For value received, I, ,now sell, assign and transfer to
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
shares of the Common Stock represented by this Certificate, and do irrevocably constitute and appoint Attorney to transfer this stock on the books of the Corporation, with full power of substitution in the premises.
Dated
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF
THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
AMERICAN BANK NOTE COMPANY PRODUCTION 931-490-1720 COORDINATOR: TODD DEROSSETT 711 ARMSTRONG LANE PROOF OF JUNE 15, 2007 COLUMBIA, TENNESSEE 38401 CONCHO RESOURCES INC. (931) 388-3003 TSB 27370 BK SALES: P. SHEERIN 773-523-8171 Operator: Ron / ETHER 7 / LIVE JOBS / C / New CONCHO 27370 BK PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF